Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS SECOND QUARTER FISCAL 2025 FINANCIAL RESULTS

RENO, Nev. (November 6, 2024)-- U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its second quarter ended September 30, 2024, of $186.8 million, compared with net earnings of $273.5 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $0.96 for the second quarter of fiscal 2025 compared to $1.40 for the same period in fiscal 2024.

For the six-month period ended September 30, 2024, net earnings available to shareholders were $382.2 million compared with net earnings of $530.3 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $1.96 for the six-month period of fiscal 2025 compared to $2.71 for the same period in fiscal 2024.

“We are continuing to fine tune our U-Move efforts. Customers remain uncertain and conservative,” stated Joe Shoen, Chairman of U-Haul Holding Company. “U-Box is steadily gaining, U-Store is growing, but still at a pace slower than we are adding additional units. We have made some modest gains in repair. We will continue to focus on serving customers in a superior fashion.”

Highlights of Second Quarter Fiscal 2025 Results

•
Self-storage revenues increased $15.6 million, or 7.5% versus the second quarter of fiscal year 2024.
o
Same store occupancy decreased 0.8% to 94.1%, revenue per foot increased 1.6%, and the number of locations qualifying for the pool increased by 52.
o
Total portfolio occupied rooms increased 31,933 or 5.5% compared to September 30, 2023.
o
During the quarter we added 11 new locations with storage and 0.9 million net rentable square feet (NRSF). One was an acquisition of an existing storage location totaling 49 thousand NRSF and ten were internally developed. These newly developed locations along with expansion projects at existing facilities accounted for the remaining 0.9 million NRSF.
o
We have approximately 16.8 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $17.9 million, or 1.7% versus the second quarter of fiscal year 2024 resulting in our second consecutive quarter of year-over-year improvement. Transactions were flat compared to the second quarter of last year while revenue per transaction increased for both our In-Town and One-way markets.
•
Moving and Storage Other revenue increased $6.8 million or 4.3% versus the second quarter of fiscal 2024 due to growth of our U-Box product offering.
•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, adjusted to remove interest income, decreased $92.5 million compared to the second quarter of fiscal 2024.

o
Reduced gains from the disposal of retired rental equipment accounted for $29.2 million of the decrease while fleet depreciation expense increased $36.0 million and real estate related depreciation expense increased $7.9 million all compared with the second quarter of fiscal 2024.
o
Fleet maintenance and repair costs declined $5.4 million compared with the second quarter of fiscal 2024.
•
Moving and Storage earnings before interest, taxes and depreciation (EBITDA), adjusted to remove interest income, decreased $18.1 million compared to the second quarter of fiscal 2024.
•
Cash and credit availability at the Moving and Storage segment was $1,774.5 million as of September 30, 2024 compared with $1,886.3 million at March 31, 2024.
•
On August 15, 2024, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on September 16, 2024. The dividend was paid on September 27, 2024.

Supplemental financial information as of September 30, 2024 is available at investors.uhaul.com under “Investor Kit.”

U-Haul Holding Company will hold its investor call for the second quarter of fiscal 2025 on Thursday, November 7, 2024, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 193,100 trucks, 138,700 trailers and 40,200 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,037,000 rentable storage units and 89.6 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended September 30, 2024, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the second quarter of fiscal 2025 and 2024.

	Quarter Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rentals	$1,087,348	$1,069,405
Self-storage revenues	224,519	208,890
Self-moving and self-storage product and service sales	87,763	91,571
Property management fees	9,586	9,267
Life insurance premiums	20,488	22,498
Property and casualty insurance premiums	25,767	25,571
Net investment and interest income	37,794	64,738
Other revenue	164,843	157,920
Consolidated revenue	$1,658,108	$1,649,860

Listed below are the revenues and earnings from operations at each of our operating segments for the second quarter of fiscal 2025 and 2024.

	Quarter Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,573,643	$1,565,578
Earnings from operations before equity in earnings of subsidiaries	280,695	401,704
Property and casualty insurance
Revenues	31,461	31,852
Earnings from operations	13,823	15,419
Life insurance
Revenues	56,157	55,522
Earnings from operations	7,690	5,608
Eliminations
Revenues	(3,153)	(3,092)
Earnings from operations before equity in earnings of subsidiaries	(252)	(376)
Consolidated Results
Revenues	1,658,108	1,649,860
Earnings from operations	301,956	422,355

Debt Metrics

Debt Metrics
(in thousands)(unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Real estate secured debt	$2,471,044	$2,497,239	$2,562,620	$2,716,180	$2,771,027
Unsecured debt	1,700,000	1,200,000	1,200,000	1,200,000	1,200,000
Fleet secured debt	2,554,194	2,544,235	2,470,603	2,482,356	2,392,021
Other secured debt	69,264	70,202	70,815	72,869	73,752
Total debt	6,794,502	6,311,676	6,304,038	6,471,405	6,436,800

Moving and Storage cash	$1,279,493	$1,071,779	$1,380,165	$1,736,295	$2,068,790
Moving and Storage assets	17,164,316	16,447,193	16,149,748	16,193,912	16,156,182
Moving and Storage EBITDA (TTM)	1,566,396	1,584,461	1,567,985	1,593,446	1,683,912

Net debt to EBITDA	3.5	3.3	3.1	3.0	2.6
Net debt to total assets	32.1%	31.9%	30.5%	29.2%	27.0%

Percent of debt floating	5.9%	7.7%	7.2%	6.9%	6.3%
Percent of debt fixed	94.1%	92.3%	92.8%	93.1%	93.7%
Percent of debt unsecured	25.0%	19.0%	19.0%	18.5%	18.6%

Unencumbered asset ratio*	3.78x	4.72x	4.43x	4.00x	3.74x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of gains on disposals for the second quarter of fiscal 2025 and 2024 are as follows:

	Quarter Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$176,340	$140,341
Depreciation expense - non rental equipment	23,750	23,392
Depreciation expense - real estate	44,735	37,192
Total depreciation expense	$244,825	$200,925

Net gains on disposals of rental equipment	(17,892)	$(46,928)
Net losses on disposals of non-rental equipment	337	125
Total net gains on disposals equipment	$(17,555)	$(46,803)

Depreciation, net of gains on disposals	$227,270	$154,122

Net losses on disposals of real estate	$2,991	$1,715

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	758	691
Square footage as of September 30	64,499	58,402
Average monthly number of units occupied	610	578
Average monthly occupancy rate based on unit count	80.9%	84.2%
End of September occupancy rate based on unit count	80.0%	83.5%
Average monthly square footage occupied	53,108	49,931

Listed below on a consolidated basis are revenues for our major product lines for the first six months of fiscal 2025 and 2024.

	Six Months Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rentals	$2,101,680	$2,068,611
Self-storage revenues	440,256	407,851
Self-moving and self-storage product and service sales	184,354	192,443
Property management fees	19,081	18,444
Life insurance premiums	41,228	45,629
Property and casualty insurance premiums	46,996	45,893
Net investment and interest income	74,919	129,330
Other revenue	298,084	281,967
Consolidated revenue	$3,206,598	$3,190,168

Listed below are the revenues and earnings from operations at each of our operating segments for the first six months of fiscal 2025 and 2024.

	Six Months Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$3,042,804	$3,025,091
Earnings from operations before equity in earnings of subsidiaries	575,753	788,395
Property and casualty insurance
Revenues	59,639	59,691
Earnings from operations	25,306	27,401
Life insurance
Revenues	109,906	111,203
Earnings from operations	7,643	6,964
Eliminations
Revenues	(5,751)	(5,817)
Earnings from operations before equity in earnings of subsidiaries	(504)	(747)
Consolidated Results
Revenues	3,206,598	3,190,168
Earnings from operations	608,198	822,013

The components of depreciation, net of gains on disposals for the first six months of fiscal 2025 and 2024 are as follows:

	Six Months Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$333,868	$275,533
Depreciation expense - non rental equipment	47,711	45,694
Depreciation expense - real estate	87,559	73,173
Total depreciation expense	$469,138	$394,400

Net gains on disposals of rental equipment	$(25,840)	$(102,735)
Net losses on disposals of non-rental equipment	517	271
Total net gains on disposals equipment	$(25,323)	$(102,464)

Depreciation, net of gains on disposals	$443,815	$291,936

Net losses on disposals of real estate	$6,095	$2,736

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Six Months Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	758	691
Square footage as of September 30	64,499	58,402
Average monthly number of units occupied	602	529
Average monthly occupancy rate based on unit count	80.5%	83.5%
End of September occupancy rate based on unit count	80.0%	83.5%
Average monthly square footage occupied	52,412	49,279

Self-Storage Portfolio Summary
As of September 30, 2024
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	95	38,681	4,464,341	$14.70	79.3%
California	88	34,103	3,181,088	$21.12	82.4%
Florida	85	33,813	3,736,937	$18.40	77.6%
Illinois	81	37,392	3,904,707	$15.76	83.9%
Pennsylvania	71	28,216	3,013,510	$17.56	76.1%
New York	66	27,725	2,611,589	$23.18	80.5%
Ohio	60	25,124	2,646,025	$14.93	81.6%
Michigan	57	20,530	2,103,664	$15.58	86.7%
Georgia	51	22,373	2,464,567	$16.26	85.2%
Wisconsin	44	17,109	2,009,358	$13.45	75.3%
Arizona	43	25,431	2,736,698	$15.33	84.2%
North Carolina	37	16,825	1,836,403	$15.27	78.5%
Washington	36	14,019	1,502,356	$16.69	76.8%
Tennessee	36	15,100	1,519,561	$14.84	87.5%
Missouri	35	12,982	1,609,272	$14.42	76.2%
New Jersey	34	16,196	1,512,750	$20.77	83.9%
Ontario	33	11,857	1,211,460	$23.05	76.1%
Indiana	33	10,718	1,174,751	$13.68	82.4%
Massachusetts	31	11,244	997,282	$20.47	87.8%
Alabama	27	7,241	852,224	$13.91	78.7%

Top 20 Totals	1,043	426,679	45,088,542	$16.95	80.9%

All Others	464	180,234	19,486,826	$16.32	81.0%

2Q 2025 Totals	1,507	606,913	64,575,368	$16.76	80.9%

Same Store Pool Held Constant for Prior Periods
Same Store 2Q25	893	318,885	29,373,505	$17.20	94.1%
Same Store 2Q24	893	322,797	29,340,207	$16.59	94.9%
Same Store 2Q23	893	324,205	29,339,784	$15.42	95.1%

Non-Same Store 2Q25	614	288,028	35,201,862	$16.23	70.0%
Non-Same Store 2Q24	551	255,097	29,206,735	$15.97	73.6%
Non-Same Store 2Q23	494	218,320	24,107,327	$15.20	74.3%

Same Store 2Q25	893	318,885	29,373,505	$17.20	94.1%
Same Store 2Q24	841	280,565	25,949,457	$16.55	95.0%
Same Store 2Q23	753	233,947	21,916,035	$15.18	96.7%

Non Same Store 2Q25	614	288,028	35,201,862	$16.23	70.0%
Non Same Store 2Q24	605	296,627	32,528,552	$16.11	75.9%
Non Same Store 2Q23	636	307,535	31,463,318	$15.48	78.4%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending September 2024.
Same store includes storage locations with rentable storage inventory for more than three years and have had a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years.
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2024	2024
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,435,639	$1,534,544
Trade receivables and reinsurance recoverables, net	217,556	215,908
Inventories and parts	157,592	150,940
Prepaid expenses	279,539	246,082
Fixed maturity securities available-for-sale, net, at fair value	2,437,923	2,442,504
Equity securities, at fair value	63,295	66,274
Investments, other	643,893	633,936
Deferred policy acquisition costs, net	121,329	121,224
Other assets	130,071	111,743
Right of use assets - financing, net	208,804	289,305
Right of use assets - operating, net	51,308	53,712
Related party assets	54,288	57,934
	5,801,237	5,924,106
Property, plant and equipment, at cost:
Land	1,739,422	1,670,033
Buildings and improvements	8,915,534	8,237,354
Furniture and equipment	1,022,945	1,003,770
Rental trailers and other rental equipment	989,672	936,303
Rental trucks	7,123,968	6,338,324
	19,791,541	18,185,784
Less: Accumulated depreciation	(5,466,227)	(5,051,132)
Total property, plant and equipment, net	14,325,314	13,134,652
Total assets	$20,126,551	$19,058,758
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$896,811	$783,084
Notes, loans and finance leases payable, net	6,760,781	6,271,362
Operating lease liabilities	52,471	55,032
Policy benefits and losses, claims and loss expenses payable	833,632	849,113
Liabilities from investment contracts	2,497,031	2,411,352
Other policyholders' funds and liabilities	8,045	18,070
Deferred income	54,026	51,175
Deferred income taxes, net	1,504,356	1,447,125
Total liabilities	12,607,153	11,886,313

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(240,831)	(223,216)
Retained earnings	7,964,658	7,600,090
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,519,398	7,172,445
Total liabilities and stockholders' equity	$20,126,551	$19,058,758

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rentals	$1,087,348	$1,069,405
Self-storage revenues	224,519	208,890
Self-moving and self-storage products and service sales	87,763	91,571
Property management fees	9,586	9,267
Life insurance premiums	20,488	22,498
Property and casualty insurance premiums	25,767	25,571
Net investment and interest income	37,794	64,738
Other revenue	164,843	157,920
Total revenues	1,658,108	1,649,860

Costs and expenses:
Operating expenses	891,073	835,258
Commission expenses	119,008	111,961
Cost of sales	62,250	66,620
Benefits and losses	44,392	42,553
Amortization of deferred policy acquisition costs	4,439	6,826
Lease expense	4,729	8,450
Depreciation, net of gains on disposals	227,270	154,122
Net losses on real estate	2,991	1,715
Total costs and expenses	1,356,152	1,227,505

Earnings from operations	301,956	422,355
Other components of net periodic benefit costs	(372)	(364)
Other interest income	16,131	-
Interest expense	(71,498)	(63,943)
Pretax earnings	246,217	358,048
Income tax expense	(59,419)	(84,540)
Earnings available to common shareholders	$186,798	$273,508
Basic and diluted earnings per share of Common Stock	$0.91	$1.36
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$0.96	$1.40
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended September 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rentals	$2,101,680	$2,068,611
Self-storage revenues	440,256	407,851
Self-moving and self-storage products and service sales	184,354	192,443
Property management fees	19,081	18,444
Life insurance premiums	41,228	45,629
Property and casualty insurance premiums	46,996	45,893
Net investment and interest income	74,919	129,330
Other revenue	298,084	281,967
Total revenues	3,206,598	3,190,168

Costs and expenses:
Operating expenses	1,680,830	1,598,499
Commission expenses	231,579	218,888
Cost of sales	128,264	137,295
Benefits and losses	88,398	87,897
Amortization of deferred policy acquisition costs	9,085	14,871
Lease expense	10,334	16,033
Depreciation, net of gains on disposals	443,815	291,936
Net losses on real estate	6,095	2,736
Total costs and expenses	2,598,400	2,368,155

Earnings from operations	608,198	822,013
Other components of net periodic benefit costs	(744)	(729)
Other interest income	34,366	—
Interest expense	(138,716)	(124,541)
Fees on early extinguishment of debt	(495)	—
Pretax earnings	502,609	696,743
Income tax expense	(120,394)	(166,397)
Earnings available to common shareholders	$382,215	$530,346
Basic and diluted earnings per share of Common Stock	$1.86	$2.63
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$1.96	$2.71
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended September 30, 2024 and 2023 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	September 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$186,798	$273,508
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(7,059)
Undistributed earnings available to common stockholders	$177,975	$266,449
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$17,798	$26,645

Undistributed earnings per share of Voting Common Stock	$0.91	$1.36
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted earnings per share of Voting Common Stock	$0.91	$1.36

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$186,798	$273,508
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(7,059)
Undistributed earnings available to common stockholders	$177,975	$266,449
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$160,178	$239,804

Undistributed earnings per share of Non-Voting Common Stock	$0.91	$1.36
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.04
Basic and diluted earnings per share of Non-Voting Common Stock	$0.96	$1.40

The calculation of basic and diluted earnings per share for the first six months ended September 30, 2024 and 2023 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Six Months Ended
	September 30,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$382,215	$530,346
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(17,647)	(14,118)
Undistributed earnings available to common stockholders	$364,568	$516,228
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$36,457	$51,623

Undistributed earnings per share of Voting Common Stock	$1.86	$2.63
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted earnings per share of Voting Common Stock	$1.86	$2.63

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$382,215	$530,346
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(17,647)	(14,118)
Undistributed earnings available to common stockholders	$364,568	$516,228
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$328,111	$464,605

Undistributed earnings per share of Non-Voting Common Stock	$1.86	$2.63
Dividends declared per share of Non-Voting Common Stock	$0.10	$0.08
Basic and diluted earnings per share of Non-Voting Common Stock	$1.96	$2.71

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of September 30, 2024 and March 31, 2024, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			September 30,	March 31,
			2024	2024
	September 30,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2024	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,739,422	$-	$1,739,422	$1,670,033
Buildings and improvements	8,915,534	-	8,915,534	8,237,354
Furniture and equipment	1,022,945	61	1,023,006	1,003,831
Rental trailers and other rental equipment	989,672	96,006	1,085,678	1,050,910
Rental trucks	7,123,968	436,576	7,560,544	6,945,845
Subtotal	19,791,541	532,643	20,324,184	18,907,973
Less: Accumulated depreciation	(5,466,227)	(323,839)	(5,790,066)	(5,484,016)
Total property, plant and equipment, net	$14,325,314	$208,804	$14,534,118	$13,423,957

			March 31,
			2024
	March 31,	ROU Assets	Property, Plant and Equipment
	2024	Financing	Adjusted

	(In thousands)
Property, plant and equipment, at cost
Land	$1,670,033	$-	$1,670,033
Buildings and improvements	8,237,354	-	8,237,354
Furniture and equipment	1,003,770	61	1,003,831
Rental trailers and other rental equipment	936,303	114,607	1,050,910
Rental trucks	6,338,324	607,521	6,945,845
Subtotal	18,185,784	722,189	18,907,973
Less: Accumulated depreciation	(5,051,132)	(432,884)	(5,484,016)
Total property, plant and equipment, net	$13,134,652	$289,305	$13,423,957

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The earnings from operations for December 31, 2023, September 30, 2023 and June 30, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

Moving and Storage EBITDA (In thousands, unaudited)	TTM
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Earnings from operations *	$739,313	$831,802	$896,140	$980,169	$1,132,142

Depreciation	892,627	848,727	817,889	793,940	768,475
Net gains on disposals	(76,817)	(106,065)	(153,958)	(186,541)	(220,858)
Net losses on disposal of real estate	11,273	9,997	7,914	5,878	4,153
Depreciation, net of (gains) losses on disposals	827,083	752,659	671,845	613,277	551,770

EBITDA	$1,566,396	$1,584,461	$1,567,985	$1,593,446	$1,683,912

* before insurance subsidiaries

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